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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
AIRGAS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    Radnor Court
                    259 North Radnor-Chester Road, Suite 100
                    Radnor, Pennsylvania 19087-5283

                    July 1, 2002

TO OUR STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held on Wednesday, July 31, 2002, at 11:00 a.m., Eastern Daylight Time, at the Company's offices at 259 North Radnor-Chester Road, Radnor, Pennsylvania 19087.

        The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon during the Annual Meeting. You are welcome to present your views on these items and other subjects related to the Company's operations. Your participation in the activities of the Company is important, regardless of the number of shares you hold.

        To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please complete the enclosed proxy and return it to us in the postage-paid envelope.

        I hope you will attend the Annual Meeting.

Sincerely,

/s/ PETER MCCAUSLAND

Peter McCausland Chairman and Chief Executive Officer

AIRGAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 31, 2002

TO THE STOCKHOLDERS:

        The Annual Meeting of the Stockholders of Airgas, Inc. (the "Company"), a Delaware corporation, will be held on Wednesday, July 31, 2002, at 11:00 a.m., Eastern Daylight Time, at the Company's offices at 259 North Radnor-Chester Road, Radnor, Pennsylvania 19087, for the following purposes:

  1.
  To elect three Directors of the Company.

  2.
  To vote upon a proposal to approve an amendment to the 1997 Stock Option Plan.

  3.
  To vote upon a proposal to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Stockholders of record at the close of business on June 17, 2002, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy in the return envelope. Returning your proxy does not deprive you of the right to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors,

/s/ TODD R. CRAUN, ESQ.

Todd R. Craun, Esq. Secretary

Radnor, Pennsylvania
July 1, 2002

        The Company's Annual Report for the fiscal year ended March 31, 2002, accompanies this notice, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

AIRGAS, INC.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Airgas, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 31, 2002.

        Stockholders of record at the close of business on June 17, 2002, will be entitled to vote at the Annual Meeting. At the close of business on June 17, 2002, 75,290,738 shares of the Company's $0.01 par value common stock ("Common Stock") were outstanding and entitled to vote. A stockholder is entitled to one vote for each share of Common Stock held by such stockholder. This Proxy Statement and the enclosed form of proxy are being mailed to the Company's stockholders on or about July 1, 2002.

        Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by giving a later dated proxy, or by voting in person at the meeting. Mere attendance at the Annual Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless you indicate otherwise on your proxy card, your shares will be voted FOR each of the Company's proposals 1, 2 and 3, and at the discretion of the proxy holders on such other business as may properly come before the Annual Meeting. The Board of Directors unanimously recommends that you vote to approve each of the Company's proposals.

        Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted as shares voted and therefore have the effect of a vote against Proposals 2 and 3. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares at their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange. In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a "broker non-vote." A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present and entitled to vote is required for approval of the proposal.

        The election of each nominee for director (Proposal 1) requires a plurality of votes cast. Brokers have discretionary authority to vote on this proposal. Approval of the amendment to the 1997 Stock Option Plan (Proposal 2) and the ratification of the selection of the auditors (Proposal 3) require the approval of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting. Brokers are not precluded from voting on Proposals 2 and 3, and therefore there will be no broker non-votes. The New York Stock Exchange determines whether brokers have discretionary authority to vote on a given proposal.

        The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company. Proxies will be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if found to be necessary, by telephone and personal interviews. The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies at an anticipated fee of $15,500.

GOVERNANCE OF THE COMPANY

Corporate Governance Commitment

        The Company's Board of Directors believes strongly that good corporate governance accompanies and greatly aids the Company's long-term business success. This success has been the direct result of the Company's key business strategies and the highest business standards. The Board strongly supports these key strategies, advising on design and implementation, and seeing that they guide the Company's operations. To accomplish its strategic goals, the Company has, consistently over many years, developed and followed a program of corporate governance, the highlights of which are described below. The Board sponsors the Company's Business Conduct Policy which promotes the highest ethical standards in all of the Company's business dealings and its relationships with its employees and the communities where it conducts business. An executive legal officer oversees compliance with these standards. The Board also plays a major role in developing the Company's business strategy. It reviews the Company's strategic plans and receives detailed briefings throughout the year on critical aspects of its implementation. These include subsidiary performance reviews, product category reviews, presentations regarding human resources initiatives and reports from specific disciplines such as information technology.

Board Independence and Expertise

  Board and Committee Independence

        Since 1987, the Board of Directors has been comprised entirely of outside independent directors, with the exception of the Chief Executive Officer. It is the policy of the Board of Directors that the committees of the Board be composed solely of outside directors, with the exception of the Executive Committee, of which the Chief Executive Officer is a member. There are no interlocking directorships, and none of the outside directors receives any consulting, legal or any other non-director fees from the Company. No director is a former employee of the Company or was ever affiliated with the Company's auditors.

  Board Experience and Diversity

        As the composition of the Board of Directors exemplifies, the Company values experience in business, educational achievement, moral and ethical character and diversity.

  Audit Committee Independence and Financial Literacy

        All members of the Audit Committee are outside directors, and the Board of Directors, in its business judgment, has determined that they meet the independence and financial literacy requirements of the NYSE. The chairman of the Audit Committee has accounting or related financial management expertise. The Audit Committee regularly holds separate executive sessions with (1) the independent auditors, without management present, (2) the Chief Financial Officer and (3) the director of the Company's internal auditors.

Directors are Stockholders

  Significant Levels of Director Stock Ownership

        Board members own significant amounts of Company stock. For more information on director stock ownership, please see the table included in "Security Ownership" on page 17. Board members receive stock options each year as part of their compensation.

Direct Access to Management

  Management Participation at Board Meetings

        Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand, irrespective of seniority, which allows dialogue to develop between directors and management.

Ensuring Management Accountability

  Performance-Based Compensation

        The Company has linked the pay of its managers and employees at all levels to the Company's performance. As described in greater detail in the Governance and Compensation Committee Report on Executive Compensation included herein, the Governance and Compensation Committee adheres to this pay-for-performance philosophy, and stock-based incentives comprise a significant component of senior management's overall compensation.

  CEO Evaluation Process

        The Board's evaluation of the CEO is a formal, annual process. The CEO is evaluated against the goals set each year, including both objective measures and subjective criteria reflective of the Company's core values. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis. The Board meets in executive session to review the CEO's performance.

Board Practices Promote Effective Oversight

  Board Size

        Designed to maximize board effectiveness, the Company's Bylaws fix the number of directors between seven and thirteen. Currently, there are nine directors.

  Directorship Limits

        To devote sufficient time to properly discharge their duties, no director presently serves on more than three other boards of public companies.

  Meeting Attendance

        Each director attended at least 75% of the meetings of the Board and the Committees on which they served in fiscal 2002.

Continuous Improvement through Evaluation

  Board Evaluation Process

        The Board of Directors conducts an annual self-evaluation. The directors first evaluate overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and meaningful steps to enhance its performance.

ELECTION OF DIRECTORS

        The Bylaws of the Company presently provide that the Board of Directors shall designate the number of directors constituting the Board of Directors, which shall be no less than seven and no more than thirteen members. Currently, that number has been fixed by the Board of Directors at nine. The Board of Directors consists of three classes, with directors of one class to be elected each year, for terms extending to the annual meeting of stockholders held in the third year following the year of their election. The three directors whose terms expire at the 2002 Annual Meeting have been nominated to serve for a term expiring at the 2005 Annual Meeting.

        The names and biographical summaries of the three persons who have been nominated to stand for election at the 2002 Annual Meeting and the remaining directors whose terms are continuing until the 2003 or 2004 Annual Meetings appear below. John A. H. Shober, Lee M. Thomas and Robert L. Yohe were elected by the stockholders at the 1999 Annual Meeting. Of the continuing directors, James W. Hovey, Paula A. Sneed and David M. Stout were elected at the 2000 Annual Meeting and W. Thacher Brown, Frank B. Foster, III and Peter McCausland were elected by the stockholders at the 2001 Annual Meeting.

        All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors or its Governance and Compensation Committee.

        The Board of Directors recommends that you vote FOR the election of Mr. Shober, Mr. Thomas and Mr. Yohe.

        Set forth below is certain information regarding the three nominees for election at the Annual Meeting and the remaining six directors whose terms are continuing until the 2003 and 2004 Annual Meetings.

Nominees For Election for Terms Expiring at the 2005 Annual Meeting:

John A.H. Shober	Mr. Shober, age 69, is a private investor and corporate director. Mr. Shober serves as Vice Chairman of the Board of Directors of MIBRAG mbH and as a director of C&D Technologies, Inc., Ensign Bickford Industries, Inc., First Reserve Corporation, and is a member of the President's Advisory Council of Eisenhower Fellowships, Inc. Mr. Shober has served as a director of the Company since 1990.
Lee M. Thomas
Mr. Thomas, age 58, is the President-Building Products and Distribution of Georgia-Pacific Corporation. Mr. Thomas has held this and other senior executive positions within Georgia-Pacific Corporation since 1993. Prior to that, he was Chairman and Chief Executive Officer of Law Companies Environmental Group Inc. and has held numerous federal and state government positions, including positions with the U.S. Environmental Protection Agency, the Federal Emergency Management Agency and the Office of the Governor of South Carolina. Mr. Thomas also serves as a member of the Board of Directors of Georgia-Pacific Corporation. Mr. Thomas has served as a director of the Company since 1998.
Robert L. Yohe
Mr. Yohe, age 66, is a private investor, corporate director and advisor. He was Vice Chairman of Olin Corporation and a member of its Board of Directors until 1994. Mr. Yohe is a director of Calgon Carbon Corporation, Marsulex Inc. and The Middleby Corporation. He also is a trustee of Lafayette College. Mr. Yohe has served as a director of the Company since 1994.

Directors Serving for Terms Expiring at the 2003 Annual Meeting:
James W. Hovey
Mr. Hovey, age 56, is President of The Fox Companies, a diversified real estate development firm, which he joined in 1972, where he has been responsible for the development of numerous housing units and office buildings, and of a sports arena. In conjunction with The Fox Companies, Mr. Hovey is also currently involved in several start-up business ventures, including sales forecasting software and fitness and health care. Mr. Hovey also serves as an overseer of the Graduate School of Fine Arts at the University of Pennsylvania, a member of the Advisory Board of the Wharton School Real Estate Center, a trustee of Eisenhower Fellowships, Inc., and a trustee of the World Affairs Council in Philadelphia. Mr. Hovey has been a director of the Company since 1999.
Paula A. Sneed
Ms. Sneed, age 54, is Group Vice President and President, E-commerce and Marketing Services, of Kraft Foods, Inc., and a member of the Kraft Foods' Management Committee, the company's policy decision-making group. She is responsible for leading Kraft's innovation through the rapidly emerging field of E-Commerce. Ms. Sneed also oversees Kraft's 600-person Marketing Services organization that ensures world-class marketing, including advertising, media, promotions, marketing research and other marketing disciplines for more than 100 major food brands. Ms. Sneed joined General Foods Corporation (which later merged with Kraft Foods) in 1977, and has served in various executive positions since 1986. She also serves as a trustee of the Illinois Institute of Technology, Simmons College and the Chicago Children's Museum. Ms. Sneed is also a member of the Board of Hercules, Inc. and The Charles Schwab Corporation. Ms. Sneed has been a director of the Company since 1999.
David M. Stout
Mr. Stout, age 48, has been President, U.S. Pharmaceuticals, GlaxoSmithKline since 1999. Prior to that, he served as Senior Vice President and Director, Sales and Marketing-U.S., for SmithKline Beecham from October 1996 until 1998. Mr. Stout was President of Schering Laboratories, a division of Schering-Plough Corporation, from 1994 until 1996. He held various executive and sales and marketing positions with Schering-Plough from 1979, when he joined the company, until 1994. Mr. Stout has been a director of the Company since 1999.
Directors Serving for Terms Expiring at the 2004 Annual Meeting:
W. Thacher Brown
Mr. Brown, age 54, has been the Chairman, President and a director of 1838 Investment Advisors, LLC, an investment management company, since July 1988, President of 1838 Investment Advisors Funds since 1995, President of MBIA Asset Management since 1998 and a director of MBIA Insurance Company since 1999. He is a director of the 1838 Bond Debenture Trading Fund Inc., the 1838 Investment Advisors Funds and The Harleysville Mutual Insurance Company, and was a Senior Vice President and a director of Drexel Burnham Lambert Incorporated for more than four years prior to 1988. Mr. Brown also serves as a trustee of the Eisenhower Fellowships, as a director of the Fox Chase Cancer Center and as a director and Vice Chair of the Pennsylvania Horticultural Society. Mr. Brown has been a director of the Company since 1989.

Frank B. Foster, III
Mr. Foster, age 68, has been Chairman of DBH Associates, a venture capital/consulting firm, since 1987. He was President and CEO of Diamond-Bathurst Inc., a publicly-held manufacturer of glass containers, from 1975 until he founded DBH. He also serves as a director of FinCom Corporation, 1838 Investment Advisors Funds, OAO Technology Solutions, Inc. and National Welders Supply Company, Inc. Mr. Foster has been a director of the Company since 1986.
Peter McCausland
Mr. McCausland, age 52, has been a director of the Company since June 1986, the Chairman of the Board and Chief Executive Officer of the Company since May 1987, President from June 1986 to August 1988, from April 1993 to November 1995 and from April 1997 to January 1999. Mr. McCausland serves as a director of Hercules, Inc. and as a member of the Board of Trustees of Eisenhower Fellowships, Inc.

Board of Directors and Committees

        The Board of Directors held seven meetings during the fiscal year ended March 31, 2002. The average attendance by directors at these meetings was 96 percent. No incumbent director attended less than 75 percent of the aggregate Board and Committee meetings they were scheduled to attend.

        The standing committees of the Board of Directors are an Executive Committee, a Governance and Compensation Committee, an Audit Committee and a Finance Committee. During the fiscal year ended March 31, 2002, the Governance and Compensation Committee held three meetings, the Audit Committee held five meetings, and the Finance Committee held four meetings.

        The members of the Executive Committee are W. Thacher Brown, Frank B. Foster, III, and Peter McCausland. As authorized by Delaware law and the Company's Bylaws, the Executive Committee may exercise all of the powers of the Board of Directors when the Board is not in session, except that it may not elect directors or appoint officers, amend the Bylaws, declare dividends, appoint members of the Executive Committee, approve the acquisition of substantially all the assets or capital stock of a corporation or business entity which has annual sales in excess of 20% of the annual sales of the Company or take any other action which may only be taken by the Board of Directors. Historically, and in accordance with the policy of the Executive Committee, the Executive Committee has met infrequently and only in extraordinary circumstances.

        The members of the Governance and Compensation Committee are David M. Stout, Lee M. Thomas, and Robert L. Yohe. Each member of the Committee is independent from the Company and its management. Its responsibilities include the review of compensation practices and corporate benefit plans of the Company, and the review and recommendation of prospective officers and Board members. The Governance and Compensation Committee will consider written recommendations for nominees for directors which are submitted in accordance with the Company's Bylaws. Under the Bylaws, stockholders are entitled to nominate persons for election as directors only if, among other things, written notice has been given, in the case of an annual meeting, not earlier than 120 days and not later than 90 days prior to the anniversary of the preceding year's annual meeting. The notice must set forth information about the proposed nominee and the consent of the nominee, among other things.

        The members of the Audit Committee are Frank B. Foster, III, John A.H. Shober and Paula A. Sneed. Each member of the Committee is independent from the Company and its management. The Committee acts pursuant to a written charter adopted by the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting and reporting practices, internal controls, and compliance with laws and regulations. The Committee's primary duties are to:

  •
  Assess the integrity of the Company's financial reporting process and system of internal control through discussions with management, the internal auditors and the independent auditors.

  •
  Recommend for approval by the Board of Directors and ratification by the stockholders an independent firm of certified public accountants to serve as independent auditors for the Company.

  •
  Assess the effectiveness, objectivity and independence of the independent auditors.

  •
  Review the fees paid to the independent auditors and the extent to which the independent auditors may be retained to perform other services.

  •
  Monitor the effectiveness and objectivity of the internal audit function.

  •
  Provide an avenue of communication among the independent auditors, internal auditors, management and the Board of Directors.

  •
  Recommend to the Board of Directors that the audited financial statements be included in the Company's annual report to stockholders.

  •
  Prepare the Report of the Audit Committee included in the annual proxy statement pursuant to Item 306 of Regulation S-K.

The Report of the Audit Committee for fiscal year 2002 appears on page 19.

        The members of the Finance Committee are W. Thacher Brown, James W. Hovey and John A.H. Shober. The purpose of the Committee is to review, advise and make recommendations to senior management and to the Board of Directors on the financial affairs, policies and programs of the Company. The Committee meets periodically, but not less than three times per year, to review financial issues of the Company, including the following: capital structure; policies regarding dividends, stock splits and stock repurchases; current and projected capital requirements and the issuance of debt and equity securities; credit agreements and major changes thereto and borrowings and financings of every nature; insurance programs and practices for managing insurable risks; and strategic and business planning processes.

Compensation of Directors

        Directors who are not employees of the Company are paid an annual retainer of $12,000 plus a fee of $1,500 for each Board or Committee meeting attended, and are entitled to participate in the 1997 Directors' Stock Option Plan (the "Directors' Plan").

        In order to closely align the interests of directors with those of stockholders, a majority of the directors' compensation is in the form of stock options. The number of options granted is determined annually by the Governance and Compensation Committee. The exercise price of each option is equal to the fair market value on the date of grant, and each option is exercisable immediately and has a term of 10 years. On August 1, 2001, each Board member was granted 10,000 options with a $12.40 exercise price.

        The Chairmen of the Audit Committee, the Governance and Compensation Committee and the Finance Committee also receive an additional $3,000 annual retainer. Directors are also reimbursed for their travel expenses for attendance at Board and Committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the securities with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. The Company is aware of one ten percent stockholder, who is also an officer and director, and his spouse.

        Based solely on its review of the copies of the forms received by it with respect to the 2002 fiscal year, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all of its officers and directors complied with all filing requirements applicable to them, with the following exceptions: (i) Peter McCausland failed to file one Form 4 regarding one transaction for the fiscal year ended March 31, 1999; (ii) Christopher E. Giangrasso, a former officer of the Company, failed to file a Form 3 on a timely basis; and (iii) Patrick M. Visintainer failed to file one Form 4 regarding one transaction on a timely basis. Peter McCausland filed an amended Form 5 for the fiscal year ended March 31, 1999 to correct the failure to report the referenced transaction, and Mr. Giangrasso and Mr. Visintainer have each filed corrective forms.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation paid during the fiscal years ended March 31, 2002, 2001, and 2000 to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers based on salary and bonus earned during the 2002 fiscal year.

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)	Restricted Stock Awards	Securities Underlying Options(#)	LTIP Payouts	All Other Compensation ($)(1)
Peter McCausland Chairman and Chief Executive Officer	2002 2001 2000	600,000 550,000 500,000	750,000 200,000 100,000		(1)	None None None	150,000 150,000 130,000	None None None	6,600 5,687 5,530	(2)
Glenn M. Fischer President and Chief Operating Officer(3)	2002 2001	423,500 182,380	253,042 60,606	(3)	(1)	None None	60,000 150,000	None None	3,394 68	(4)
Roger F. Millay Senior Vice President-Finance and Chief Financial Officer(5)	2002 2001 2000	272,848 255,000 81,846	163,028 64,388 60,000		(1)	None None None	40,000 31,000 30,000	None None None	8,621 1,437 68	(6)
Ted R. Schulte Senior Vice President-Gas Operations	2002 2001 2000	237,002 225,000 216,420	142,523 91,775 75,260		(1)	None None None	30,000 25,000 21,000	None None None	8,593 7,474 4,503	(7)
B. Shaun Powers Division President-East(8)	2002 2001 2000	240,000 4,615 —	119,900 — —		(1)	None None None	— 25,000 —	None None None	188 14 —	(9)

(1)
Amount does not exceed the lesser of $50,000 or 10% of total salary and bonus.

(2)
Consists of $6,412 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company's 401(k) Plan, and the value of life insurance premiums of $188 paid for the benefit of Mr. McCausland.

(3)
Mr. Fischer has served as President and Chief Operating Officer since November 2000. Mr. Fischer's compensation for 2001 does not include $140,000 paid to him as a non-recurring signing bonus.

(4)
Consists of $3,206 of employer matching contributions under the Company's 401(k) Plan, and the value of life insurance premiums of $188 paid for the benefit of Mr. Fischer.

(5)
Mr. Millay has served as Senior Vice President-Finance and Chief Financial Officer since November 1999.

(6)
Consists of $8,433 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company's 401(k) Plan and the value of life insurance premiums of $188 paid for the benefit of Mr. Millay.

(7)
Consists of $8,405 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company's 401(k) Plan and the value of life insurance premiums of $188 paid for the benefit of Mr. Schulte.

(8)
Mr. Powers has served as Division President-East since March 2001. Mr. Powers' compensation for 2001 does not include $50,000 paid to him as a non-recurring signing bonus.

(9)
Consists of the value of life insurance premiums of $188 paid for the benefit of Mr. Powers.

Option Grants During Fiscal Year 2002

        The following table provides information related to options granted to the named executive officers during fiscal year 2002. The Company does not have any outstanding stock appreciation rights.

	Individual Grants				Potential Realization Value at Assumed Annual Rates of Stock Price Appreciation or Option Term(1)
Name	No. of Securities Underlying Options Granted(#)(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price($/Sh)	Expiration Date	0%($)(3)	5%($)(3)	10%($)(3)
Peter McCausland	150,000	9.8%	8.99	May 7, 2011	-0-	848,064	2,149,162
Glenn M. Fischer	60,000	3.9%	8.99	May 7, 2011	-0-	339,226	859,665
Roger F. Millay	40,000	2.6%	8.99	May 7, 2011	-0-	226,151	573,110
Ted R. Schulte	30,000	2.0%	8.99	May 7, 2011	-0-	169,613	429,832
B. Shaun Powers	—	—	—	N/A	-0-	-0-	-0-

(1)
These amounts, based on assumed appreciation rates of 0%, 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2)
Represents options to acquire shares of Common Stock, which become exercisable in four equal annual installments beginning on the date of their grant.

(3)
No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders. If the named executive officers realize the appreciated values based on the 5% and 10% appreciation rates set forth in the table, total stockholder value will have appreciated by approximately $426 million and $1.1 billion, respectively, and the aggregate value of the named executive officers' appreciation will be approximately 0.4% of the total stockholders' appreciation. Potential stock price appreciation to all stockholders is calculated based on a total of 75.3 million shares of Common Stock outstanding and entitled to vote on June 17, 2002 and a price of $8.99 per share, the weighted average exercise price of options granted in fiscal year 2002 referred to in the table above.

Aggregated Option Exercises During Fiscal Year 2002 and Fiscal Year-End Option Values

        The following table provides information related to employee options exercised by the named executive officers during fiscal year 2002 and the number and value of such options held at fiscal year-end.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter McCausland	118,133	940,339	999,736	360,000	12,015,450	4,003,200
Glenn M. Fischer	-0-	-0-	37,500	172,500	498,375	2,161,725
Roger F. Millay	7,750	91,105	15,000	78,250	174,900	958,750
Ted R. Schulte	-0-	-0-	29,125	63,375	290,383	733,628
B. Shaun Powers	-0-	-0-	6,250	18,750	81,563	244,688

(1)
Represents the difference between the option exercise price and the market value on the date of exercise.

(2)
Value based on the closing price of $20.10 per share on March 29, 2002, less the option exercise price.

Equity Compensation Plan Information

        The following table sets forth information about the shares of the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under the 1997 Stock Option Plan, the 1997 Directors' Stock Option Plan, the Amended and Restated 1984 Stock Option Plan, the 1989 Non-Qualified Stock Option Plan for Directors and the 2001 Employee Stock Purchase Plan ("ESPP"), which were approved by the stockholders, as well as shares that may be issued under warrants that were issued to a consultant, and options issued under a plan assumed by the Company in connection with a merger, which were not approved by the stockholders.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders(2)(3)	8,630,626		$10.71	2,739,052 1,204,127 ESPP shares
Equity compensation plans not approved by security holders	394,984	(4)	$13.08	-0-

Total	9,025,610		$10.81	3,943,179

(1)
Does not include the 3,200,000 additional shares that would be available for issuance under the 1997 Stock Option Plan if Proposal 2 is approved at the Meeting.

(2)
The 1997 Directors' Stock Option Plan (the "Directors' Plan"), designed to provide equity compensation to directors of the Company who are not employees of the Company, authorizes the granting of stock options and restricted stock awards. As of March 31, 2002, no restricted stock awards have been granted under the Directors' Plan. Restricted stock awards under the Directors' Plan cannot exceed 100,000 shares in the aggregate, and restricted stock awards under the 1997 Stock Option Plan and the Directors' Plan in any calendar year may not exceed, in the aggregate, 0.5% of shares of Common Stock of the Company issued and outstanding on any date of grant.

(3)
The 1997 Stock Option Plan (the "1997 Plan"), designed to provide equity compensation to certain employees and independent contractors of the Company, authorizes the granting of stock options and restricted stock awards. As of March 31, 2002, no restricted stock awards have been granted under the 1997 Plan. Restricted stock awards granted under the 1997 Plan cannot exceed 1,000,000 shares in the aggregate, and restricted stock awards under the 1997 Plan and the Directors' Plan in any calendar year may not exceed, in the aggregate, 0.5% of shares of Common Stock of the Company issued and outstanding on any date of grant.

(4)
Includes (a) shares issuable upon exercise of warrants granted to an outside consulting firm for services rendered to the Company. The warrants have a term of three years from the date of grant and have exercise prices in excess of the fair market value on the date of grant, ranging from $11.98 to $18.78 per share; and (b) options to acquire 70,984 shares, at a weighted average exercise price of $5.21 per share, under a plan assumed in connection with the merger of Carbonic Industries Corporation in June 1997. The options under the assumed plan expire on March 29, 2005, and no further awards will be made under the plan.

Deferred Compensation Plan

        The Company's Deferred Compensation Plan provides that an eligible employee may elect to defer a specified percentage of his or her annual salary and/or bonus by making a timely deferral election. Participants may choose to have amounts credited to a retirement account, to provide funds to the participant after retirement, and/or an in-service account, to provide funds to the participant while still employed by the Company. Participants make elections as to how their deferred amounts shall be deemed invested among several options available under the plan. The participant's accounts will be credited with earnings, gains and losses as if the amounts were actually invested in accordance with the participant's investment elections. The Company's obligations under the plan will be unsecured general obligations to pay the compensation in the future in accordance with the terms of the plan.

Termination of Employment and Change of Control Arrangements

        The Company has entered into "change-of-control" agreements ("Change-of-Control Agreements") with Mr. McCausland, Mr. Fischer, Mr. Millay, Mr. Schulte, Mr. Powers and seven other key management personnel. The terms of the agreements are consistent with similar agreements used in other major U.S. public corporations and provide salary and benefit continuation if the executive is terminated upon a change-of-control. A change-of-control is defined to include events in which a party (other than Mr. McCausland) acquires 20% or more of the combined voting power of the Company's then outstanding securities; or in which Mr. McCausland, together with all affiliates and associates, acquires 30% or more of the combined voting power of the Company's then outstanding securities. Under the Change-of-Control Agreements, following the executive's termination, he or she would be entitled to a lump sum payment equal to one to three times (depending upon the executive) the executive's annual base salary at the time of termination plus the executive's potential bonus amount for the fiscal year in which the change-of-control occurred. The executive's health and welfare benefits would also continue for two or three years, depending upon the executive, and the executive would be vested in all stock options and restricted stock. The cash and non-cash amounts payable under the Change-of-Control Agreements and under any other arrangements with the Company are limited to the maximum amount permitted without the imposition of an excise tax under the Internal Revenue Code. Generally, this would limit an executive's benefits to 2.99 times the executive's average annual compensation for the preceding five years.

        Subject to the above limitation of 2.99 times average annual compensation, in addition to Mr. McCausland's right to payment of two times his annual salary and bonus under his Change-of-Control Agreement, under an arrangement entered into in 1992, in the event of the termination of Mr. McCausland's employment for any reason including a change of control, Mr. McCausland is entitled to a payment equal to two times his annual salary, the continuation of health insurance and other employee benefits for a three-year period and automatic vesting of all of his stock options. Generally, the limitation under Mr. McCausland's Change-of-Control Agreement would reduce the amount payable under his 1992 arrangement to the extent that the aggregate benefits under the Change-of- Control Agreement and the 1992 arrangement exceed 2.99 times his average annual compensation for the preceding five years.

GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

        The Governance and Compensation Committee of the Board of Directors has furnished the following report on executive compensation. Under the supervision of the Governance and Compensation Committee, the Company has developed and implemented compensation policies, plans and programs. The Committee is composed of three independent, non-employee directors. Following review and approval by the Governance and Compensation Committee, all issues pertaining to executive compensation (other than the granting of stock options or restricted stock awards under the Company's stock option plans and the establishment of performance goals under the Company's management bonus plans) are submitted to the full Board of Directors for approval.

        Since its inception, the Company has maintained the philosophy that compensation of its entire management team, including executive officer level positions through operating management positions at the Company's operating subsidiaries, should be directly and materially linked to operating performance. To achieve this linkage, compensation is heavily weighted towards bonuses paid on the basis of performance and towards the award of stock options to a relatively broad level of operating management associates.

Compensation Principles

        The foundation of the management compensation program is based on beliefs and guiding principles designed to align compensation with business strategy, Company values and management initiatives. The program:

  •
  Rewards executives for long-term strategic management and the enhancement of shareholder value through the award of stock options as a significant percentage of total compensation.

  •
  Integrates compensation programs with both the Company's annual and longer-term strategic planning and measurement processes.

  •
  Provides flexibility in order to maximize local autonomy, which the Company views as an important element of its success.

Executive Compensation Program

        The total compensation program consists of both cash and equity-based compensation. The annual compensation consists of a base salary and an annual bonus under the Company's management bonus plans. Incentive compensation is closely tied to corporate and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value. Periodically, the Committee determines the salary ranges for executive officers upon review of salary ranges in companies comparable in size in terms of annual sales and capitalization. The comparison group includes companies in the specialty chemicals industry plus distribution companies outside of the Company's industrial classification. The Committee includes companies outside of the Company's industry in the comparison group because it believes that the Company is similar in certain respects to such companies. Actual salary changes are based upon individual and Company-wide performance, and total compensation levels generally are comparable to the median total compensation levels paid at companies in the comparison group. The individual's performance is measured against specific management objectives, such as operating profits, return on capital, safety targets, programs for training and development of personnel and sales and marketing programs.

        In addition to salary, there is the opportunity to earn significantly higher total compensation through incentive bonus and stock option programs. The bonus and stock option components are "at risk," meaning that the ultimate value of the compensation depends on such factors as Company financial performance, individual performance and stock price. This at risk portion of the Company's executive compensation generally ranges from approximately 45% to 65% of total compensation. The Committee approves the participation of key executives in the Executive Bonus Plan. Awards for executive officers vary with a combination of the Company's achievement of return on capital and earnings goals and are then adjusted up or down for the executive's achievement of specified objectives and individual job performance. The objectives that the Committee considers are the same as those used to determine salary. The Committee relies on these quantitative and qualitative measures and it uses subjective judgment and discretion in light of these measures and the Company's compensation principles described above to determine base salaries and bonuses.

        Long-term incentives are provided through the grant of stock options. The Committee reviews and approves the participation of executive officers of the Company and its subsidiaries under the Company's stock option plan. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. In determining the total number of options to be granted, the Committee considers the percentage dilution of the grants and the value of the options using the Black-Scholes method. The size of the individual option grants is generally based upon position level. As with the determination of base salaries and bonuses, the Committee relies on quantitative and qualitative measures, exercising subjective judgment and discretion in view of these measures and the Company's general policies. During fiscal 2002, the value of options granted was generally between 25% and 40% of an executive officer's total compensation. Through grants of stock options, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. Executive officers may also participate in the Company's Deferred Compensation Plan, under which the executive may elect to defer a portion of his or her salary and bonus, the Company's 401(k) Plan, which includes Company matching contributions and discretionary contributions based on the Company's profitability, and the Company's Employee Stock Purchase Plan, which permits eligible employees to purchase shares of the Company's Common Stock at a 15% discount from the market price.

Chief Executive Officer Compensation

        The Governance and Compensation Committee reviewed the Chief Executive Officer's compensation for fiscal year 2002 and determined that his base salary would increase to $600,000. This base salary approximates the median level of chief executive officers of the comparison group of companies and is consistent with the Company's objective of paying a higher level of compensation through its at risk bonus and stock option programs. A fiscal year 2002 bonus of $750,000 was awarded to the Chief Executive Officer. This was the result of the Company achieving the objective earnings performance targets as set forth in the Executive Bonus Plan, and certain other operating objectives. In determining the number of shares to be awarded as stock options, the Committee considered the executive compensation paid by the comparison group of companies and the Chief Executive Officer's performance.

Deductibility

        The Committee's policy is to pursue a compensation strategy which is performance-based, minimizing the non-deductibility of compensation for the Company's executive officers under Section 162(m) of the Internal Revenue Code, while maintaining the flexibility of its compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, the Committee may award non-deductible compensation when necessary to enable the Company to meet its overall objectives.

Governance and Compensation Committee

Robert L. Yohe, Chairman
David M. Stout
Lee M. Thomas

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        Below is a graph comparing the yearly change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P MidCap Chemicals Index and the S&P MidCap 400 Index for the period of five years commencing April 1, 1997 and ended March 31, 2002.

        The Company has approved the use of the S&P MidCap 400 Chemicals Index and the S&P MidCap 400 Index for purposes of this performance comparison because the Company is a component of the indexes and they include companies of similar size to that of the Company.

Airgas, Inc.
Comparison of Five Year Cumulative Total Return

The graph above assumes that $100 was invested on April 1, 1997, in Airgas, Inc. Common Stock, the
S&P MidCap 400 Chemical Index, and the S&P MidCap 400 Index.

SECURITY OWNERSHIP

        The following table sets forth certain information, according to information supplied to the Company regarding the number and percentage of shares of the Company's Common Stock beneficially owned on March 31, 2002 (i) by each person who is the beneficial owner of more than 5% of the Common Stock; (ii) by each director and nominee for director; (iii) by each executive officer named in the Summary Compensation Table; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Shares Outstanding
Peter McCausland 612 East Gravers Lane Wyndmoor, PA	10,611,212	(2)(3)(5)	14.8%
Bonnie F. McCausland 612 East Gravers Lane Wyndmoor, PA	9,754,695	(2)(4)	13.8%
W. Thacher Brown	149,250	(2)(6)	*
Frank B. Foster, III	90,850	(2)	*
John A. H. Shober	91,250	(2)	*
Lee M. Thomas	36,750	(2)(7)	*
Robert L. Yohe	68,250	(2)	*
Paula A. Sneed	30,750	(2)	*
David M. Stout	28,750	(2)	*
James W. Hovey	61,250	(2)	*
Glenn M. Fischer	52,500	(2)	*
Roger F. Millay	38,590	(2)(5)	*
Ted R. Schulte	45,846	(2)(5)	*
B. Shaun Powers	6,250	(2)(5)	*
Airgas, Inc. Employee Benefits Trust 259 N. Radnor-Chester Rd., Suite 100 Radnor, PA 19087	4,331,097	(8)	5.8%
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	3,739,334	(9)	5.3%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	4,249,801	(10)	6.0%
All directors and executive officers as a group (21 persons)	12,357,795	(2)(3)(4)(5)(6)(7)	17.0%

*
Less than 1% of the outstanding Common Stock

(1)
Includes all options and other rights to acquire shares exercisable on or within 60 days of March 31, 2002.

(2)
Includes the following number of shares of Common Stock which may be acquired by certain directors, executive officers and five percent stockholders through the exercise of options which were exercisable as of March 31, 2002 or became exercisable within 60 days of that date: Mr. McCausland, 1,202,000 shares; Mrs. McCausland, 398,264 shares held for the benefit of her children; Mr. Brown, 69,250 shares; Mr. Foster, 61,250 shares; Mr. Shober, 61,250 shares; Mr. Thomas, 34,750 shares; Mr. Yohe, 53,250 shares; Ms. Sneed, 28,750 shares; Mr. Stout, 28,750 shares; Mr. Hovey, 28,750 shares; Mr. Schulte, 39,875 shares; Mr. Millay, 32,750 shares; Mr. Powers, 6,250 shares; Mr. Fischer, 52,500 shares; and all directors and executive officers as a group, 2,314,515 shares.

(3)
Investment and/or voting power with respect to 9,748,532 of such shares are shared with, or under the control of, Mr. McCausland's spouse, Bonnie McCausland, and other members of Mr. McCausland's immediate family, and 4,663 shares are held by a charitable foundation of which Mr. McCausland is an officer and director.

(4)
Investment and/or voting power with respect to 9,748,532 shares are shared with, or under the control of, Mrs. McCausland's spouse, Peter McCausland, and other members of Mrs. McCausland's immediate family, and 4,663 shares are held by a charitable foundation of which Mrs. McCausland is an officer and director.

(5)
Includes the following shares of Common Stock held under Airgas' 401(k) Plan as of March 31, 2002: Mr. McCausland, 38,581 shares; Mr. Millay, 751 shares; Mr. Schulte, 1,327 shares; and all executive officers as a group, 69,351 shares.

(6)
Includes 8,000 shares owned by members of Mr. Brown's immediate family.

(7)
Includes 2,000 shares owned by members of Mr. Thomas' immediate family.

(8)
The Airgas, Inc. Employee Benefits Trust has shared dispositive power as to 4,331,097 shares.

(9)
Barclays Global Investors, N.A. filed a Schedule 13G dated January 9, 2002, on behalf of itself, Barclays Global Fund Advisors and Barclays Global Investors, Ltd. (collectively, "Barclays"), upon which the Company has relied in making this disclosure. Barclays has sole voting power as to 3,538,934 shares, and sole dispositive power as to 3,739,334 shares.

(10)
Dimensional Fund Advisors Inc. ("Dimensional"), an investment adviser, filed a Schedule 13G dated February 12, 2002, upon which the Company has relied in making this disclosure. Dimensional has sole voting and dispositive power as to 4,249,801 shares. Dimensional disclaims beneficial ownership as to all 4,249,801 shares.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2002 with the Company's management and with the independent auditors. The Committee reviewed with the independent auditors their judgment as to the quality of the Company's application of generally accepted accounting principles and other such matters as required by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended.

        The Committee discussed with both the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee periodically met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, evaluations of internal controls and overall quality of the Company's financial reporting.

        The Committee has discussed with and received written disclosure and a letter from the independent auditors as required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, as to their independence from the Company and its management.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, subject to stockholders' ratification, the selection of KPMG LLP as the Company's independent auditors for the 2003 fiscal year.

Audit Committee

Frank B. Foster, III, Chairman
John A.H. Shober
Paula A. Sneed

PROPOSAL TO APPROVE AN AMENDMENT
TO THE 1997 STOCK OPTION PLAN

        On May 15, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan was approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting of Stockholders held on August 4, 1997. The Governance and Compensation Committee, recognizing that insufficient shares are available to provide future grants of stock options under the 1997 Plan, advised the Board of Directors that it is in the best interest of the Company to increase the number of shares available for grant under the 1997 Plan. Accordingly, on May 7, 2002, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1997 Plan (the "Amendment") to increase the total number of shares of Common Stock reserved for sale upon the exercise of Options and Restricted Stock Awards (as such terms are defined below) granted under the 1997 Plan from 8,000,000 to 11,200,000. The text of the 1997 Plan, as amended, is set forth in Exhibit A to this Proxy Statement. The following summary is subject to, and qualified in its entirety by reference to, Exhibit A.

        The Company believes that the granting of stock options is a significant incentive to employees to enter into employment with, or remain employees of, the Company and to devote themselves to the Company's success. The Board believes that continuing to offer the Company's employees long-term performance-based compensation through the 1997 Plan, will enable the Company to continue to attract, motivate and retain experienced and highly qualified employees who will contribute to the Company's financial success. The Board believes that the stock option program that the Company has maintained throughout its history, under which the Company grants options to a broad-based category of employees, is an integral part of its compensation structure and success, and allows the Company to align its goals and strategies with those of its non-executive officer employees located throughout its decentralized organization. The Committee considers the dilutive effect of the grant of options, and, accordingly, over the past ten years, has limited the number of options granted as compared to the number of shares outstanding to an average of less than 2% per year. As of March 31, 2002, there were approximately 990 employees who were participants under the 1997 Plan, 978 of whom were non-executive officers.

        Upon stockholder approval of the 1997 Plan, no additional options were granted under the 1984 Stock Option Plan.

Vote Required for Amendment to the 1997 Stock Option Plan

        To be amended, the 1997 Plan must be approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting.

        The Board unanimously recommends a vote FOR the adoption of the Amendment to the 1997 Plan.

Description of the Plan

  Eligibility

        Those persons who are employees and independent contractors of the Company are eligible to be selected by the Governance and Compensation Committee (the "Committee") of the Board of Directors. In selecting participants, the Committee may consider the nature of the person's services and responsibilities, the person's present and potential contribution to the Company's success, and other factors it deems relevant.

  Types of Grants

        The 1997 Plan authorizes (i) the granting of incentive stock options ("Incentive Options") to purchase shares of the Company's Common Stock, (ii) the granting of nonqualified stock options ("Nonqualified Options") to purchase shares of the Company's Common Stock, and (iii) the granting of shares of the Company's Common Stock subject to conditions of forfeiture ("Restricted Stock Awards"). Unless the context otherwise requires, the term "Option" includes both Incentive Options and Nonqualified Options.

  Administration

        The 1997 Plan is administered by the Committee which consists of at least two non-employee members of the Board of Directors. The Committee in its sole discretion determines the eligible persons to be awarded Options and Restricted Stock Awards, the number of shares subject thereto and the exercise price of Options, subject to certain limitations. In addition, the determinations and the interpretation and construction of any provision of the 1997 Plan by the Committee is final, binding and conclusive.

  Common Stock Subject to the 1997 Plan

        A total of 8,000,000 shares of Common Stock (subject to adjustment as discussed below) have been reserved for sale upon exercise of Options and Restricted Stock Awards granted under the 1997 Plan, provided that the Committee may not issue more than 1,000,000 shares as Restricted Stock Awards, and that Restricted Stock Awards under the 1997 Plan and the 1997 Directors' Stock Option Plan in any calendar year may not exceed, in the aggregate, 0.5% of the shares of Common Stock issued and outstanding on any date of grant. No Restricted Stock Awards have ever been granted under the 1997 Plan or the 1997 Directors' Stock Option Plan.

        If the amendment to the 1997 Plan is approved by the stockholders, a total of 11,200,000 shares of Common Stock (subject to adjustment as discussed below) will be reserved for sale upon exercise of Options and Restricted Stock Awards under the 1997 Plan.

  Participation in the 1997 Plan

        As of the date hereof, there were approximately 8,500 employees who were eligible to receive Options and Restricted Stock Awards under the 1997 Plan. The grant of Options and Restricted Stock Awards under the 1997 Plan is subject to the discretion of the Committee. As of the date of this Proxy Statement, there has been no determination by the Committee with respect to future awards under the 1997 Plan. Accordingly, future awards are not determinable at this time. Non-employee directors are not eligible to participate in the 1997 Plan. No Restricted Stock Awards were granted during fiscal year 2002.

        The following table summarizes option grants made under the 1997 Plan during fiscal year 2002 to:

    •
    the executive officers named in the Summary Compensation Table;

    •
    all current executive officers as a group;

    •
    all other employees as a group; and

    •
    each other person who received or will receive five percent (5%) of such options.

Name and position of individual	Securities underlying options granted (#)	Weighted average exercise price per share ($/sh)
Peter McCausland	150,000	8.99
Chairman and Chief Executive Officer
Glenn M. Fischer	60,000	8.99
President and Chief Operating Officer
Roger F. Millay	40,000	8.99
Senior Vice President-Finance and Chief Financial Officer
Ted R. Schulte	30,000	8.99
Senior Vice President- Gas Operations
B. Shaun Powers	—	—
Division President-East
All current executive officers as a group	436,000	9.20
All other employees (including all current officers who are not executive officers) as a group	1,089,120	9.30

(1)
Mr. McCausland received 9.8% of the total options granted to employees in the 2002 fiscal year.

  Exercise Price of Options

        Options may not be granted with an exercise price per share that is less than the closing price of a share of Common Stock at the date of grant.

  Payment of Exercise Price

        The exercise price of an Option may be paid in cash, by certified check, by the delivery of already owned Common Stock having a fair market value equal to the exercise price, by the use of the cashless exercise features of the 1997 Plan, or by such other mode of payment as the Committee may approve, provided, however, that if the optionee acquired such stock directly or indirectly from the Company, he shall have owned such stock to be surrendered for six months prior to tendering such stock for the exercise of an Option.

  Special Provisions for Incentive Options

        An employee may receive more than one Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the Incentive Option is granted) with respect to which Incentive Options are first exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such Incentive Option on the date of grant and such Incentive Option expires not later than five years from the date of grant.

  Transferability of Options

        No Incentive Option granted under the 1997 Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may grant Nonqualified Options that are transferable without consideration, to immediate family members.

  Exercisability of Options

        Unless the Committee provides otherwise, Options are exercisable in four cumulative, annual installments of 25% of the shares subject to the Option beginning one year after grant, provided that the Optionee remains an employee of the Company on such dates. If an optionee's employment terminates due to death, disability or retirement, the next annual installment which would become exercisable on the next anniversary will become exercisable. The 1997 Plan provides that upon the occurrence of certain changes in control, mergers or sales of substantially all of the assets of the Company, each Option shall immediately become exercisable in full.

  Expiration of Options

        The expiration date of an Option is determined by the Committee at the time of the grant, but, unless otherwise provided by the Committee, Options will not be exercisable after the expiration of 10 years from the date of grant of the Option. Options generally terminate 90 days after the date that the optionee's employment terminates, except that Incentive Options terminate on the expiration of the Incentive Option if termination is due to death. Nonqualified Options remain exercisable for the full term of the Option if termination is due to death, disability or retirement. Options terminate immediately if the Committee finds that the optionee has engaged in certain dishonest acts, has disclosed trade secrets or confidential information or has engaged in competition with the Company.

        As described below, an Option becomes exercisable in full upon the occurrence of certain corporate transactions.

  Restricted Stock Awards

        A Restricted Stock Award is an award of Common Stock that vests at such time and in such installments as may be determined by the Committee, and until it vests, is subject to restrictions on transferability and to the possibility of forfeiture. In addition, each grant of Restricted Stock Awards will be subject to such other restrictions as are set by the Committee. If the Committee finds that the participant has engaged in certain dishonest acts, has disclosed trade secrets or confidential information or has engaged in competition with the Company, the nonvested shares will be forfeited, and all shares become nonforfeitable if a change in control occurs.

  Adjustments

        The 1997 Plan provides for adjustments to the number of shares for which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of such outstanding Options in the event of a declaration of a stock dividend or any recapitalization resulting in a stock split-up, combination or exchange of the Company's Common Stock.

  Certain Corporate Transactions

        All outstanding Options that are not exercisable automatically become immediately exercisable upon a change in control, as defined in the 1997 Plan. In general, a change in control is deemed to have occurred when (1) a change in the majority of the Board of Directors occurs during any two-year period without the approval of a majority of directors in office at the beginning of such period, (2) any person or group, other than the Company, an affiliate, or an employee benefit plan, becomes the beneficial owner of securities representing more than 20% of combined voting power of Company's outstanding securities, or (3) the stockholders approve a merger or other disposition of all or substantially all of the Company's assets, if the Company's stockholders immediately before the transaction own, immediately after such transaction, equity securities possessing less than 50% of the voting power of the surviving or acquiring corporation.

  Amendments; Term of Plan

        The Board may amend or terminate the 1997 Plan at any time subject to stockholder approval in certain instances. The Board may not amend the 1997 Plan without stockholder approval to increase the number of shares of Common Stock as to which Options or Restricted Stock Awards may be granted or to change the class of individuals eligible to participate in the 1997 Plan. No Options or Restricted Stock Awards may be granted under the 1997 Plan after May 15, 2007.

  Tax Withholding

        A grantee of an Option or a Restricted Stock Award may elect to satisfy withholding taxes by delivering to the Company shares of the Company's Common Stock having a fair market value equal to such withholding taxes. The Committee may impose such limitations and prohibitions on the use of shares of Common Stock to satisfy withholding tax requirements as it deems appropriate.

Federal Income Tax Consequences

  Grants of Options

        Under current tax laws, the grant of an Option will not be a taxable event to the recipient optionee and the Company will not be entitled to a deduction with respect to such grant.

  Exercise of Nonqualified Options and Subsequent Sale of Stock

        Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the Company's Common Stock received over the exercise price. The taxable income recognized upon exercise of a Nonqualified Option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of the Common Stock received upon the exercise of a Nonqualified Option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

  Exercise of Incentive Options and Subsequent Sale of Stock

        The exercise of an Incentive Option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the Common Stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of the Company's Common Stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of the Company's Common Stock received upon exercise of an Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Option.

        If an Option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the Company's Common Stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize a capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the Company's Common Stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.

        Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a Nonqualified Option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an Incentive Option is exercised the excess of the fair market value on the date of exercise of the Company's Common Stock received over the exercise price. If, however, an optionee disposes of the Company's Common Stock acquired upon the exercise of an Incentive Option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.

  Restricted Stock Awards

        The recipient of a Restricted Stock Award recognizes no income and the Company can take no deduction for federal income tax purposes when a Restricted Stock Award is granted, unless the recipient makes an election to recognize income on the date of grant. On the date of vesting of shares subject to a Restricted Stock Award (or if a participant so elects, on the date of grant) a participant will realize ordinary income in an amount equal to the fair market value of the shares on that date and the Company, upon compliance with certain withholding tax rules, will be entitled to a deduction in the same amount. If a participant who elects to recognize income on the date of grant subsequently forfeits shares subject to the participant's Restricted Stock Award, the participant will not be entitled to either a deduction for the amount previously recognized as income with respect to the forfeited shares or refund of any taxes paid thereon.

Stock Price Information

        The closing price of the Company's Common Stock on the New York Stock Exchange on June 21, 2002, was $16.69.

PROPOSAL TO RATIFY ACCOUNTANTS

        The Board of Directors has selected the firm of KPMG LLP as its independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2003. The Board of Directors has proposed that the stockholders ratify the selection of KPMG LLP. This firm audited the Company's financial statements for the fiscal year ended March 31, 2002. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The Company paid the following fees to the independent auditors for services provided to the Company during fiscal 2002:

  •
  Audit Fees:

    Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2002 annual financial statements and reviews of the financial statements included in the Company's quarterly report on Forms 10-Q were $654,000.

  •
  Financial Information System Design and Implementation Fees:

    There were no such services provided by the independent auditors during fiscal year 2002.

  •
  All Other Fees:

    All other fees paid to the independent auditors during fiscal year 2002 amounted to $480,000. This amount consists of audit-related services of $213,000 (e.g., issuance of comfort letters to underwriters, employee benefit plan audits, review of registration statements and issuance of consents), tax services of $39,000 and transaction related services of $228,000.

        The Audit Committee considered whether the services provided above are compatible with maintaining the independent auditor's independence.

        The Board of Directors recommends that you vote FOR ratification of KPMG LLP as independent auditors.

STOCKHOLDERS' PROPOSALS FOR
NEXT ANNUAL MEETING

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        Under the rules of the Securities and Exchange Commission, if a stockholder wants to submit a proposal for inclusion in the Proxy Statement and presentation at the 2003 Annual Meeting, the proposal must be received by the Company, attention: Mr. Todd R. Craun, Secretary, at the principal offices of the Company, by March 3, 2003.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

        For any proposal, including a nomination for election to the Board of Directors, that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, the Company's Bylaws require, and the Securities and Exchange Commission rules permit, that the proposal be received at the Company's principal executive offices not earlier than April 2, 2003 and not later than May 2, 2003. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after July 31, 2003 the notice must be received not earlier than 120 days before the Annual Meeting and not later than the later of 90 days before the Annual Meeting or the 10th day following public announcement of the date of the meeting. The Bylaws also provide that the notice must contain certain information regarding the proposal and the nomination.

EXHIBIT A

AIRGAS, INC.
1997 STOCK OPTION PLAN, AS AMENDED

(Effective May 15, 1997, and as amended through May 7, 2002)

        1.    Purpose.    AIRGAS, INC. (the "Company") hereby adopts the Airgas, Inc. 1997 Stock Option Plan effective May 15, 1997 (the "Plan") as an additional incentive to eligible employees and eligible independent contractors (as determined under Section 3) to enter into or remain in the employ or service of the Company or any Affiliate (as defined below) and to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of (a) rights (the "Options") to purchase the Company's Common Stock, par value $0.01 per share (the "Common Stock") or (b) Common Stock subject to conditions of forfeiture (the "Restricted Stock Awards"). Each Option granted under the Plan shall specify whether or not it is intended to be an incentive stock option ("ISO") within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") or a nonstatutory stock option ("NSO") for federal income tax purposes. For purposes of the Plan, the term "Affiliate" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

2.
Administration.

          (a)  Committee. The Plan shall be administered by the Governance and Compensation Committee designated by the Company's Board of Directors (the "Committee") which shall consist of at least two persons, each of whom is a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), and an "outside director" as defined under section 162(m) of the Code (the "Non-Employee Director"). If any Committee member does not qualify as a Non-Employee Director, then such member shall not participate in any way with respect to Committee action under the Plan and shall not be treated as a member of the Committee for purposes of the Plan.

          (b)  Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the directors who are members of the Committee and present at a meeting at which there is a quorum or acts approved in writing by the unanimous consent of the directors who are members of the Committee (not counting any director who is an employee for either purpose) shall be the valid acts of the Committee.

          (c)  Grants. The Committee shall from time to time at its discretion direct the Company to grant Options or Restricted Stock Awards pursuant to the terms of the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority to determine the persons to whom and the times at which Options or Restricted Stock Awards shall be granted, the number of shares of Common Stock to be granted under an Option or Restricted Stock Award and the price and other terms and conditions thereof, including a specification with respect to whether or not an Option is intended to be an ISO. In making such determinations the Committee may take into account the nature of the person's services and responsibilities, the person's present and potential contribution to the Company's success and such other factors as it may deem relevant. The Committee's interpretation of any provision of the Plan or of any Option or Restricted Stock Award granted under it shall be final, binding and conclusive.

          (d)  Exculpation. Each Committee member shall be acting in the capacity of a director of the Company for the purpose of Article VI of the Company's Certificate of Incorporation in connection with the administration of the Plan or the granting of Options or Restricted Stock Awards under the Plan.

          (e)  Indemnification. Each Committee member shall be entitled to indemnification by the Company in accordance with the provisions and limitations of Article VII of the Company's Bylaws, as the same may be amended from time to time, in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Restricted Stock Awards under the Plan in which he may be involved by reason of his being or having been a Committee member, whether or not he continues to be a Committee member at the time of the action, suit or proceeding.

        3.    Eligibility. All persons the Company or its Affiliates employ as employees or retain as independent contractors (other than directors who are not employees) who, in the Committee's judgment, hold positions of responsibility or whose performance can have a significant or material effect on the Company's long-term success or achievement of specific objectives shall be eligible to participate (the "Participants"). The Committee, in its sole discretion, shall determine whether an individual qualifies as a Participant. Subject to the Plan's terms and restrictions, a Participant may receive more than one Option or Restricted Stock Award; provided, however, a Participant may not receive Options and Restricted Stock Awards in any one calendar year for more than an aggregate of 1,000,000 Shares. A Participant who is an independent contractor may not receive an Option which is intended to be an ISO.

        4.    Available Shares. The aggregate maximum number of shares of the Common Stock for which the Committee may issue Options or Restricted Stock Awards under the Plan is 11,200,000 shares, adjusted as provided in Section 9 (the "Plan Shares" or "Shares"); provided, however, the Committee may not issue more than 1,000,000 Shares as Restricted Stock Awards in the aggregate, and Restricted Stock Awards under this Plan and the Company's 1997 Directors' Stock Option Plan in any calendar year may not exceed 0.5% of the shares of Common Stock issued and outstanding on any date of grant. Plan Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the Company's treasury. If any outstanding Option or Restricted Stock Award granted under the Plan expires, lapses or is terminated for any reason, the Plan Shares allocable to the unexercised portion of such Option or forfeited portion of such Restricted Stock Award may again be the subject of grant pursuant to the Plan.

        5.    Term of Plan. The Plan is effective as of May 15, 1997, the date on which it was adopted by the Company's Board of Directors. No Option or Restricted Stock Award granted under the Plan shall be exercisable or nonforfeitable unless the Plan is approved by vote of a majority of the outstanding voting stock of the Company on or before May 15, 1998. No Option or Restricted Stock Award may be granted under the Plan after May 15, 2007.

        6.    Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the "Option Documents") in such form or forms as the Committee shall from time to time approve. Option Documents shall comply with and be subject to the terms and conditions set forth below and such other terms and conditions which the Committee shall from time to time specify with respect to a particular Option or Options provided they are not inconsistent with the terms of the Plan. The applicable terms need not be uniform between or among Options.

          (a)  Number of Shares. Each Option Document shall state the number of Shares to which it pertains.

          (b)  Option Price. Each Option Document shall state the price at which Shares under Option may be purchased (the "Option Price"), which shall be at least 100% of the Common Stock's closing price on the New York Stock Exchange (or such other exchange as the Committee selects) on the date the Option is granted; provided, however, if an ISO is granted to a Participant who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price for such ISO shall be at least 110% of the Common Stock's closing price on the date the Option is granted.

          (c)  Exercisability.

            (i)    General Rule. Unless the Committee provides otherwise in an Option Document, each Option granted under the Plan shall be exercisable in cumulative equal installments of 25% of the Shares under Option on each of the first four anniversaries of the date of grant provided the Participant remains an employee of the Company or an Affiliate on such date(s). Further, if a Participant terminates employment due to death, disability, or retirement (as defined below) prior to the date an Option is 100% exercisable, the installment which would become exercisable on the next anniversary shall become exercisable. For the purposes of this Plan, a Participant's employment will be deemed to terminate due to "retirement" if, on his termination date, the Participant is at least age 65 or the sum of the Participant's age and completed years of employment with the Company or an Affiliate measured from his date of hire is at least 75. Except to the limited extent provided in the preceding sentence, the portion of an Option which is exercisable shall be fixed on the Participant's employment termination date. No Option shall be exercisable after its term expires pursuant to subsection 6(e), 6(f) or 6(g).

            (ii)  Change in Control. If a Change in Control of the Company (as defined below) occurs, then all Options which both were not exercisable and have not terminated as of the date of such "Change in Control" shall as of such date become immediately exercisable except to the extent the Participant waives such accelerated right to exercise. A "Change in Control" shall be deemed to have taken place upon the date when (A) as a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, sale or transfer of any asset or other transaction any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than the Company, any Affiliate, or any employee benefit plan of the Company or an Affiliate, shall become the beneficial owner (as defined in Rule 13-d under the Exchange Act) directly or indirectly of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities; providing, however, that this provision shall not apply to Peter McCausland ("McCausland"), unless and until McCausland, together with all affiliates and associates, becomes the beneficial owner of 30% or more of the combined voting power of the Company's then outstanding securities; (B) stockholders approve the consummation of any merger of the Company or any sale or other disposition of all or substantially all of its assets, if the Company's stockholders immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation; or (C) a change in the majority of the individuals who constitute the Company's Board of Directors occurs during any period of two years for any reason without the approval of at least a majority of directors in office at the beginning of such period.

          (d)  Medium of Payment. A Participant shall pay for Shares under Option (i) in cash, (ii) by certified check payable to the order of the Company, (iii) in shares of the Common Stock held by the Participant for at least six months as of the exercise date, (iv) by a combination of the foregoing, (v) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Shares or of a loan from the broker to the Participant necessary to pay the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise or (vi) by such other mode of payment as the Committee may approve. If payment is made in whole or in part in shares of the Common Stock, then the Participant shall deliver to the Company certificates registered in the name of such Participant representing shares of Common Stock owned by such Participant, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the Option Price of the Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the Participant. Notwithstanding the foregoing, the Committee may impose such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

          (e)  Termination of ISOs. Unless the Committee provides otherwise in an Option Document, an ISO shall not be exercisable after the first to occur of the following:

            (i)    Term Expiration. Expiration of the term specified in the Option Document, which shall not exceed ten years from the date of grant or five years from the date of grant if the Participant on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

            (ii)  Employment Termination. Expiration of 90 days from the date the Participant's employment with the Company or its Affiliates terminates unless any of subsection 6(e)(iii)—6(e)(vi) applies;

            (iii)  Retirement. Expiration of 90 days from the date the Participant's employment with the Company or its Affiliates terminates due to "retirement";

            (iv)  Disability. Expiration of one year from the date the Participant's employment with the Company or its Affiliates terminates if the Participant terminates due to disability (within the meaning of section 22(e)(3) of the Code);

            (v)  Death. Expiration of the Option term if the Participant's employment terminates due to death; or

            (vi)  Forfeiture. The date on which forfeiture occurs under subsection 6(g).

          (f)    Termination of NSOs. Unless the Committee provides otherwise in an Option Document, an NSO shall not be exercisable after the first to occur of the following:

            (i)    Term Expiration. Expiration of the term specified in the Option Document, which shall not exceed ten years from the date of grant;

            (ii)  Employment Termination Before Death, Disability or Retirement. Expiration of 90 days from the date the Participant's employment with the Company or its Affiliates terminates for reasons other than death, disability (within the meaning of section 22(e)(3) of the Code) or "retirement"; or

            (iii)  Forfeiture. The date on which forfeiture occurs under subsection 6(g).

          (g)  Forfeiture. An Option shall terminate immediately upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Participant, that the Participant has engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service or has disclosed trade secrets or confidential information of the Company or an Affiliate or engaged in competition with the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Participant, upon a determination by the Committee, shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon the Company's refund of the Option Price.

          (h)  Transfers. Generally, a Participant may not transfer any Option granted under the Plan, except that (i) during his lifetime, a Participant may transfer an NSO to a spouse or a lineal ascendant or descendant or a trust for the benefit of such a person or persons or a partnership in which such persons are the only partners, provided the Participant receives no consideration for any such transfer and (ii) at the Participant's death, a Participant may transfer an Option by will or by the laws of descent and distribution. If a transfer occurs under this subsection, the transferred Option shall remain subject to all Plan provisions. A transferee shall be required to furnish proof satisfactory to the Committee of the transfer to him by gift or by will or laws of descent and distribution.

          (i)    Limits on ISOs. Each ISO shall provide that to the extent the aggregate fair market value of Plan Shares with respect to which a Participant may exercise an ISO for the first time during any calendar year under any Company plan exceeds $100,000, then such Option shall be treated as an NSO rather than as an ISO.

          (j)    Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

          (k)  Amendment. The Committee shall have the right to amend Option Documents issued to a Participant subject to the Participant's consent.

        7.    Method of Option Exercise.

          (a)  Notice. No Option shall be deemed to have been exercised prior to the Company's receipt of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased.

          (b)  Securities Laws. Each notice of exercise shall (unless the Shares are covered by a then current registration statement under the Securities Act of 1933, as amended (the "Act")), contain the Participant's acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Participant has been advised and understands that (A) the Option Shares may not be registered under the Act and may be "restricted securities" within the meaning of Rule 144 under the Act and may be subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Participant any exemption from such registration, and (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the foregoing, should the Company be advised by counsel that issuance of Shares should be delayed pending (iv) registration under federal or state securities laws or (v) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in (iv) or (v) has occurred.

          (c)  Brokerage Account. Each notice of exercise may instruct the Company, in such form as the Committee shall prescribe, to deliver Shares upon Option exercise to any registered broker or dealer which the Company approves in lieu of delivery to the Participant.

        8.    Terms and Conditions of Restricted Stock Awards. Restricted Stock Awards made pursuant to the Plan shall be evidenced by written documents (the "Award Documents") in such form or forms as the Committee shall from time to time approve.

          (a)  Number of Shares. Subject to Section 4, each Award Document shall state the number of Shares to which it pertains.

          (b)  Restrictions and Limitations. Each grant shall be subject to such restrictions as the Committee may impose. The applicable restrictions may lapse separately or in combination at such time or times, or in such installments, as the Committee may deem appropriate. In addition, the

  Committee may impose limits on the Participant's right to vote Shares or receive dividends or distributions on Shares under a Restricted Stock Award until such Shares become nonforfeitable. Each Award Document shall provide that the Participant shall forfeit all forfeitable Shares upon a finding by the Committee that the Participant has engaged in conduct which violates subsection 6(g) and that all forfeitable Shares shall become nonforfeitable upon the occurrence of a Change in Control (as defined in subsection 6(c)(ii)).

          (c)  Legend. Any certificate issued in respect of a Restricted Stock Award shall be registered in the Participant's name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable under the Plan and Award Document to the covered Shares. In addition, until such time as all restrictions applicable to the Shares lapse, the Committee may provide for the certificate to be held in escrow by an escrow agent which the Committee selects and the Company compensates.

          (d)  Forfeiture.

            (i)    General Rule. If a Participant terminates employment during any restriction period under circumstances which result in a forfeiture of Shares covered by the Restricted Stock Award or any event occurs or fails to occur which results in a forfeiture, the restricted Shares shall revert to the Company. Notwithstanding the foregoing, the Committee may waive any restriction applicable to any Restricted Stock Award whenever the Committee determines that such waiver is in the Company's best interests.

            (ii)  Forfeiture for Cause. A Participant shall forfeit all forfeitable Shares covered by a Restricted Stock Award immediately upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Participant, that the Participant has engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service or has disclosed trade secrets or confidential information of the Company or an Affiliate or engaged in competition with the Company or an Affiliate.

          (e)  Transfers. Generally, a Participant may not transfer, assign, alienate, sell, encumber, or pledge Shares under a Restricted Stock Award until they are nonforfeitable and any purported transfer, assignment, alienation, sale, encumbrance or pledge shall be void and unenforceable. Notwithstanding the foregoing, (i) a Participant may transfer forfeitable Shares under a Restricted Stock Award to a spouse or a lineal ascendant or descendant or a trust for the benefit of such a person or persons or a partnership in which such persons are the only partners, provided the Participant receives no consideration for any such transfer and (ii) at the Participant's death, a Participant may transfer forfeitable Shares under a Restricted Stock Award by will or by the laws of descent and distribution. If a permitted transfer occurs under this subsection, the transferred Shares shall remain subject to all Plan provisions and all applicable conditions and restrictions under the Award Document. A transferee shall be required to furnish proof satisfactory to the Committee of the transfer to him by gift or by will or laws of descent and distribution.

          (f)    Securities Laws. Upon the advice of counsel, the Committee may require a Participant to take or defer any action with respect to Shares covered under a Restricted Stock Award which counsel determines is necessary to comply with federal or state securities laws.

        9.    Adjustments on Changes in Common Stock. The aggregate number of shares and class of shares as to which Options or Restricted Stock Awards may be granted hereunder, the number of Shares covered by each outstanding Option and the Option Price thereof and each Restricted Stock Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock upon the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which causes an ISO to lose its status as such without the consent of the Participant.

        10.  Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable or terminate the Plan in full. Nevertheless, the Board of Directors of the Company may not, without obtaining approval by vote of a majority of the outstanding voting stock of the Company within twelve months before or after such action, change the class of individuals eligible to receive grants under the Plan or increase the maximum number of shares of Common Stock as to which Options or Restricted Stock Awards may be granted, except as provided in Section 9 hereof.

        11.  Continued Employment. The grant of an Option or a Restricted Stock Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Participant in the employ of the Company or an Affiliate or as a member of the Company's or an Affiliate's Board of Directors or in any other capacity.

        12.  Withholding of Taxes.

          (a)  General Rule. As a condition for the receipt of an Option or Restricted Stock Award, the Participant agrees that the Company (or the Affiliate employing him) may deduct from wages or other amounts payable to him or that he will pay over to the Company any amount necessary to satisfy any federal, state and/or local withholding tax requirements and that the Company shall have the right to take whatever action it deems necessary to protect its interests with respect to tax liabilities resulting from any act or event in connection with the Plan.

          (b)  Payment in Shares. The Participant may elect that the Company satisfy any applicable minimum federal, state and/or local withholding tax requirement by retaining Shares the Company would otherwise transfer to him upon his exercise of an Option or satisfaction of all vesting conditions under a Restricted Stock Award which have a fair market value equal to such withholding requirement. Notwithstanding the foregoing, the Committee may impose such limitations and prohibitions on the use of shares of the Common Stock to satisfy withholding tax requirements as it deems appropriate.

        13.  Rules of Interpretation. Regardless of the number and gender specifically used, words used in the Plan shall be deemed and construed to include any other number (singular or plural) and any other gender (masculine, feminine or neuter) as the context indicates is appropriate. Section headings are for convenience only; they form no part of the Plan.

AIRGAS, INC.
PROXY

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS, JULY 31, 2002

        The undersigned holder of Common Stock of Airgas, Inc. hereby appoints Peter McCausland, Todd R. Craun and Roger F. Millay, and each of them, proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, July 31, 2002, in the Company's offices at 259 North Radnor-Chester Road, Radnor, Pennsylvania, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Meeting.

        SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR EACH OF THE COMPANY'S PROPOSALS 2 AND 3, ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT, AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE EACH OF THE COMPANY'S PROPOSALS 1, 2 AND 3.

        The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors.

                      AIRGAS, INC.
                      P.O. BOX 11491
                      NEW YORK, N.Y. 10203-0491

(Continued, and to be signed, on the other side)

The Board of Directors recommends voting FOR Proposals 1, 2 and 3

1. Election of Directors	FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	*EXCEPTIONS ☐

Nominees: John A. H. Shober, Lee M. Thomas and Robert L. Yohe

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
2. Approve an amendment to the 1997 Stock Option Plan.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Ratify the selection of KPMG LLP as independent auditors.
FOR ☐	AGAINST ☐	ABSTAIN ☐
4. In their discretion, upon such other matters as may properly come before the Meeting.
Change of Address or Comments mark here ☐

Note:  Please sign exactly as name(s) appears hereon. Executors, administrators, trustees, etc. should give full title as such.

Date:	, 2002

Signature

Signature

Votes must be indicated
(x) in Black or Blue ink

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS July 31, 2002
AIRGAS, INC.
PROXY STATEMENT
GOVERNANCE OF THE COMPANY
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
Airgas, Inc. Comparison of Five Year Cumulative Total Return
SECURITY OWNERSHIP
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TO APPROVE AN AMENDMENT TO THE 1997 STOCK OPTION PLAN
PROPOSAL TO RATIFY ACCOUNTANTS
STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING
EXHIBIT A
AIRGAS, INC. 1997 STOCK OPTION PLAN, AS AMENDED (Effective May 15, 1997, and as amended through May 7, 2002)
AIRGAS, INC. PROXY